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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION

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CORPORATIONS                                            STATE OF ORGANIZATION
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The Ames Company, Inc.                                        Oklahoma

Carmen Acquisition Corp.                                      Oklahoma

Chesapeake Acquisition Corporation                            Oklahoma

Chesapeake Energy Louisiana Corporation                       Oklahoma

Chesapeake Energy Marketing, Inc.                             Oklahoma

Chesapeake Mountain Front Corp.                               Oklahoma

Chesapeake Operating, Inc.                                    Oklahoma

Chesapeake Royalty Company                                    Oklahoma

Gothic Energy Corporation                                     Oklahoma

Gothic Production Corporation                                 Oklahoma

Nomac Drilling Corporation                                    Oklahoma

Sap Acquisition Corp.                                         Oklahoma

Chesapeake KNAN Acquisition Corporation                       Oklahoma

Chesapeake ENO Acquisition Corp.                              Oklahoma

Chesapeake Beta Corp.                                         Oklahoma

Chesapeake Delta Corp.                                        Oklahoma

Chesapeake Focus Corp.                                        Oklahoma

PARTNERSHIPS

Chesapeake Exploration Limited Partnership                    Oklahoma

Chesapeake Louisiana, L.P.                                    Oklahoma

Chesapeake Panhandle Limited Partnership                      Oklahoma

Chesapeake-Staghorn Acquisition L.P.                          Oklahoma

Chesapeake Sigma, L.P.                                        Oklahoma
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